Eaton Vance

Atlanta Capital SMID-Cap Fund

Semiannual Report

March 31, 2015

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. The Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act. Accordingly, neither the Fund nor the adviser with respect to the operation of the Fund is subject to CFTC regulation. Because of its management of other strategies, the Fund’s adviser is registered with the CFTC as a commodity pool operator and a commodity trading advisor.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Semiannual Report March 31, 2015

Eaton Vance

Atlanta Capital SMID-Cap Fund

Table of Contents

Performance	2

Fund Profile	2

Endnotes and Additional Disclosures	3

Fund Expenses	4

Financial Statements	5

Officers and Trustees	26

Important Notices	27

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Performance1,2

Portfolio Managers Charles B. Reed, CFA, William O. Bell IV, CFA and W. Matthew Hereford, CFA, each of Atlanta Capital Management Company, LLC.

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	Six Months	One Year	Five Years	Ten Years
Class A at NAV	11/28/2003	04/30/2002	14.34%	13.27%	16.09%	12.02%
Class A with 5.75% Maximum Sales Charge	—	—	7.77	6.74	14.74	11.36
Class C at NAV	10/01/2009	04/30/2002	13.91	12.44	15.24	11.56
Class C with 1% Maximum Sales Charge	—	—	12.91	11.44	15.24	11.56
Class I at NAV	04/30/2002	04/30/2002	14.43	13.53	16.38	12.29
Class R at NAV	08/03/2009	04/30/2002	14.15	13.02	15.82	11.86
Class R6 at NAV	07/01/2014	04/30/2002	14.51	13.66	16.40	12.30
Russell 2500 Index	—	—	12.29%	10.07%	15.47%	9.61%
Russell 2000 Index	—	—	14.46	8.21	14.56	8.81

% Total Annual Operating Expense Ratios[3]		Class A	Class C	Class I	Class R	Class R6
		1.23%	1.98%	0.98%	1.48%	0.90%

Fund Profile4

Sector Allocation (% of net assets)5

Top 10 Holdings (% of net assets)5

Markel Corp.	4.7%
HCC Insurance Holdings, Inc.	3.9
ANSYS, Inc.	3.6
Sally Beauty Holdings, Inc.	3.5
Morningstar, Inc.	3.5
Fair Isaac Corp.	3.0
SEI Investments Co.	3.0
DENTSPLY International, Inc.	2.9
Equifax, Inc.	2.8
Acuity Brands, Inc.	2.6
Total	33.5%

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month-end, please refer to eatonvance.com.

2

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Endnotes and Additional Disclosures

[1]

Russell 2500 Index is an unmanaged index of approximately 2,500 small- and midcap U.S. stocks. Russell 2000 Index is an unmanaged index of 2,000 U.S. small-cap stocks. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

[2]

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class C and Class R is linked to Class A and the performance of Class R6 is linked to Class I. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

[3]	Source: Fund prospectus.

[4]	Fund invests in an affiliated investment company (Portfolio) with the same objective(s) and policies as the Fund. References to investments are to the Portfolio’s holdings.

[5]	Excludes cash and cash equivalents.

Fund profile subject to change due to active management.

3

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (October 1, 2014 – March 31, 2015).

Actual Expenses:  The first section of the table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of the table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

	Beginning Account Value (10/1/14)	Ending Account Value (3/31/15)	Expenses Paid During Period* (10/1/14 – 3/31/15)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$1,143.40	$6.57	1.23%
Class C	$1,000.00	$1,139.10	$10.56	1.98%
Class I	$1,000.00	$1,144.30	$5.24	0.98%
Class R	$1,000.00	$1,141.50	$7.90	1.48%
Class R6	$1,000.00	$1,145.10	$4.71	0.88%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,018.80	$6.19	1.23%
Class C	$1,000.00	$1,015.10	$9.95	1.98%
Class I	$1,000.00	$1,020.00	$4.94	0.98%
Class R	$1,000.00	$1,017.60	$7.44	1.48%
Class R6	$1,000.00	$1,020.50	$4.43	0.88%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on September 30, 2014. The Example reflects the expenses of both the Fund and the Portfolio.

4

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Statement of Assets and Liabilities (Unaudited)

Assets	March 31, 2015
Investment in SMID-Cap Portfolio, at value (identified cost, $3,877,955,972)	$6,042,581,116
Receivable for Fund shares sold	188,305,930
Total assets	$6,230,887,046

Liabilities
Payable for Fund shares redeemed	$142,780,736
Payable to affiliates:
Distribution and service fees	579,335
Accrued expenses	961,493
Total liabilities	$144,321,564
Net Assets	$6,086,565,482

Sources of Net Assets
Paid-in capital	$3,784,255,582
Accumulated net realized gain from Portfolio	145,419,864
Accumulated net investment loss	(7,735,108)
Net unrealized appreciation from Portfolio	2,164,625,144
Total	$6,086,565,482

Class A Shares
Net Assets	$1,401,885,262
Shares Outstanding	56,715,007
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$24.72
Maximum Offering Price Per Share
(100 ÷ 94.25 of net asset value per share)	$26.23

Class C Shares
Net Assets	$239,850,149
Shares Outstanding	10,129,933
Net Asset Value and Offering Price Per Share*
(net assets ÷ shares of beneficial interest outstanding)	$23.68

Class I Shares
Net Assets	$4,079,255,868
Shares Outstanding	152,644,780
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$26.72

Class R Shares
Net Assets	$189,852,541
Shares Outstanding	7,789,776
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$24.37

Class R6 Shares
Net Assets	$175,721,662
Shares Outstanding	6,569,079
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$26.75

On sales of $50,000 or more, the offering price of Class A shares is reduced.

*	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

5	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Statement of Operations (Unaudited)

Investment Income	Six Months Ended March 31, 2015
Dividends allocated from Portfolio	$27,606,325
Interest allocated from Portfolio	70,101
Expenses allocated from Portfolio	(25,020,631)
Total investment income from Portfolio	$2,655,795

Expenses
Distribution and service fees
Class A	$1,692,640
Class C	1,169,833
Class R	439,258
Trustees’ fees and expenses	250
Custodian fee	30,170
Transfer and dividend disbursing agent fees	2,775,683
Legal and accounting services	55,243
Printing and postage	155,677
Registration fees	64,667
Miscellaneous	31,013
Total expenses	$6,414,434

Net investment loss	$(3,758,639)

Realized and Unrealized Gain (Loss) from Portfolio
Net realized gain (loss) —
Investment transactions	$170,589,225
Net realized gain	$170,589,225
Change in unrealized appreciation (depreciation) —
Investments	$601,587,852
Net change in unrealized appreciation (depreciation)	$601,587,852

Net realized and unrealized gain	$772,177,077

Net increase in net assets from operations	$768,418,438

6	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014
From operations —
Net investment loss	$(3,758,639)	$(8,897,722)
Net realized gain from investment transactions	170,589,225	201,081,181
Net change in unrealized appreciation (depreciation) from investments	601,587,852	134,386,019
Net increase in net assets from operations	$768,418,438	$326,569,478
Distributions to shareholders —
From net realized gain
Class A	$(43,209,125)	$(11,194,718)
Class C	(7,726,216)	(1,805,335)
Class I	(118,304,127)	(21,120,548)
Class R	(5,618,142)	(753,572)
Class R6	(106,636)	—
Total distributions to shareholders	$(174,964,246)	$(34,874,173)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$130,621,019	$411,949,762
Class C	7,811,929	23,374,610
Class I	555,877,837	1,373,517,220
Class R	31,074,924	102,730,791
Class R6	174,473,625	258,829
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	39,112,291	10,438,714
Class C	6,258,941	1,436,126
Class I	98,077,022	16,027,473
Class R	5,335,550	704,112
Class R6	106,636	—
Cost of shares redeemed
Class A	(199,950,847)	(789,724,722)
Class C	(34,305,911)	(50,715,210)
Class I	(743,682,844)	(998,705,614)
Class R	(30,535,283)	(25,220,037)
Class R6	(1,712,658)	—
Net increase in net assets from Fund share transactions	$38,562,231	$76,072,054

Net increase in net assets	$632,016,423	$367,767,359

Net Assets
At beginning of period	$5,454,549,059	$5,086,781,700
At end of period	$6,086,565,482	$5,454,549,059

Accumulated net investment loss included in net assets
At end of period	$(7,735,108)	$(3,976,469)

7	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Financial Highlights

	Class A
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,
			2014	2013		2012		2011		2010
Net asset value — Beginning of period	$22.330		$21.180	$16.520		$12.870		$12.490		$11.170

Income (Loss) From Operations
Net investment loss(1)	$(0.031)		$(0.062)	$(0.044)		$(0.070)		$(0.074)		$(0.072)
Net realized and unrealized gain	3.182		1.360	4.760		3.808		0.543	(2)	1.392

Total income from operations	$3.151		$1.298	$4.716		$3.738		$0.469		$1.320

Less Distributions
From net realized gain	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of period	$24.720		$22.330	$21.180		$16.520		$12.870		$12.490

Total Return(3)	14.34	%(4)	6.13%	28.63%		29.12%		3.67%		11.82%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$1,401,885		$1,294,128	$1,566,425		$1,010,125		$512,020		$256,917
Ratios (as a percentage of average daily net assets):(5)
Expenses(6)	1.23	%(9)	1.23%	1.25	%(7)	1.24	%(8)	1.20	%(8)	1.20	%(8)
Net investment loss	(0.27	)%(9)	(0.28)%	(0.24)%		(0.44)%		(0.51)%		(0.61)%
Portfolio Turnover of the Portfolio	7	%(4)	11%	9%		6%		19%		20%

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(8)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

(9)	Annualized.

8	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Financial Highlights — continued

	Class C
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,
			2014	2013		2012		2011		2010*
Net asset value — Beginning of period	$21.500		$20.550	$16.150		$12.680		$12.390		$11.170

Income (Loss) From Operations
Net investment loss(1)	$(0.115)		$(0.224)	$(0.182)		$(0.185)		$(0.180)		$(0.158)
Net realized and unrealized gain	3.056		1.322	4.638		3.743		0.559	(2)	1.378

Total income from operations	$2.941		$1.098	$4.456		$3.558		$0.379		$1.220

Less Distributions
From net realized gain	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of period	$23.680		$21.500	$20.550		$16.150		$12.680		$12.390

Total Return(3)	13.91	%(4)	5.35%	27.68%		28.13%		2.97%		10.92%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$239,850		$237,887	$251,684		$152,264		$61,530		$17,530
Ratios (as a percentage of average daily net assets):(5)
Expenses(6)	1.98	%(9)	1.98%	2.00	%(7)	1.99	%(8)	1.95	%(8)	1.95	%(8)
Net investment loss	(1.02	)%(9)	(1.03)%	(0.99)%		(1.19)%		(1.25)%		(1.34)%
Portfolio Turnover of the Portfolio	7	%(4)	11%	9%		6%		19%		20%

*	Class C commenced operations on October 1, 2009.

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(8)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

(9)	Annualized.

9	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Financial Highlights — continued

	Class I
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,
			2014	2013		2012		2011		2010
Net asset value — Beginning of period	$24.060		$22.750	$17.700		$13.750		$13.300		$11.870

Income (Loss) From Operations
Net investment income (loss)(1)	$(0.002)		$(0.006)	$0.003		$(0.033)		$(0.040)		$(0.044)
Net realized and unrealized gain	3.423		1.464	5.103		4.071		0.579	(2)	1.474

Total income from operations	$3.421		$1.458	$5.106		$4.038		$0.539		$1.430

Less Distributions
From net realized gain	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of period	$26.720		$24.060	$22.750		$17.700		$13.750		$13.300

Total Return(3)	14.43	%(4)	6.42%	28.93%		29.43%		3.98%		12.05%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$4,079,256		$3,755,707	$3,184,642		$1,890,595		$815,413		$296,476
Ratios (as a percentage of average daily net assets):(5)
Expenses(6)	0.98	%(9)	0.98%	1.00	%(7)	0.99	%(8)	0.95	%(8)	0.95	%(8)
Net investment income (loss)	(0.02	)%(9)	(0.03)%	0.02%		(0.19)%		(0.26)%		(0.35)%
Portfolio Turnover of the Portfolio	7	%(4)	11%	9%		6%		19%		20%

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(8)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

(9)	Annualized.

10	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Financial Highlights — continued

	Class R
	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,
			2014	2013		1012		2011		2010
Net asset value — Beginning of period	$22.060		$20.970	$16.400		$12.810		$12.450		$11.170

Income (Loss) From Operations
Net investment loss(1)	$(0.060)		$(0.110)	$(0.094)		$(0.111)		$(0.109)		$(0.092)
Net realized and unrealized gain	3.131		1.348	4.720		3.789		0.558	(2)	1.372

Total income from operations	$3.071		$1.238	$4.626		$3.678		$0.449		$1.280

Less Distributions
From net realized gain	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Total distributions	$(0.761)		$(0.148)	$(0.056)		$(0.088)		$(0.089)		$—

Net asset value — End of period	$24.370		$22.060	$20.970		$16.400		$12.810		$12.450

Total Return(3)	14.15	%(4)	5.91%	28.29%		28.78%		3.53%		11.46%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$189,853		$166,575	$84,030		$17,922		$1,827		$98
Ratios (as a percentage of average daily net assets):(5)
Expenses(6)	1.48	%(9)	1.48%	1.50	%(7)	1.49	%(8)	1.45	%(8)	1.45	%(8)
Net investment loss	(0.51	)%(9)	(0.50)%	(0.49)%		(0.70)%		(0.74)%		(0.78)%
Portfolio Turnover of the Portfolio	7	%(4)	11%	9%		6%		19%		20%

(1)	Computed using average shares outstanding.

(2)

The per share amount is not in accord with the net realized and unrealized gain (loss) on investments for the period because of the timing of sales of Fund shares and the amount of the per share realized and unrealized gains and losses at such time.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)

The sub-adviser of the Portfolio subsidized certain operating expenses of the Fund (equal to 0.01% of average daily net assets for the year ended September 30, 2013). Absent this subsidy, total return would be lower.

(8)

The investment adviser of the Portfolio waived a portion of its investment adviser fee and/or subsidized certain operating expenses and the administrator of the Fund subsidized certain operating expenses (equal to 0.08%, 0.18% and 0.32% of average daily net assets for the years ended September 30, 2012, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser of the Portfolio. Absent this waiver and/or subsidy, total return would be lower.

(9)	Annualized.

11	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Financial Highlights — continued

	Class R6
	Six Months Ended March 31, 2015 (Unaudited)		Period Ended September 30, 2014(1)
Net asset value — Beginning of period	$24.070		$25.040

Income (Loss) From Operations
Net investment income(2)	$0.020		$0.022
Net realized and unrealized gain (loss)	3.421		(0.992)

Total income (loss) from operations	$3.441		$(0.970)

Less Distributions
From net realized gain	$(0.761)		$—

Total distributions	$(0.761)		$—

Net asset value — End of period	$26.750		$24.070

Total Return(3)	14.51	%(4)	(3.87	)%(4)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$175,722		$252
Ratios (as a percentage of average daily net assets):(5)
Expenses(6)	0.88	%(7)	0.90	%(7)
Net investment income	0.15	%(7)	0.35	%(7)
Portfolio Turnover of the Portfolio	7	%(4)	11	%(8)

(1)	For the period from the commencement of operations, July 1, 2014, to September 30, 2014.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Includes the Fund’s share of the Portfolio’s allocated expenses.

(6)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(7)	Annualized.

(8)	For the Portfolio’s year ended September 30, 2014.

12	See Notes to Financial Statements.

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

Eaton Vance Atlanta Capital SMID-Cap Fund (the Fund) is a diversified series of Eaton Vance Growth Trust. The Trust is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund offers five classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I, Class R and Class R6 shares are sold at net asset value and are not subject to a sales charge. Effective after the close of business on January 15, 2013, the Fund was closed to new investors, subject to limited exceptions. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses and net investment income and losses, other than class-specific expenses, are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Sub-accounting, recordkeeping and similar administrative fees payable to financial intermediaries, which are a component of transfer and dividend disbursing agent fees on the Statement of Operations, are not allocated to Class R6 shares. Each class of shares differs in its distribution plan and certain other class-specific expenses. The Fund invests all of its investable assets in interests in SMID-Cap Portfolio (the Portfolio), a Massachusetts business trust, having the same investment objective and policies as the Fund. The value of the Fund’s investment in the Portfolio reflects the Fund’s proportionate interest in the net assets of the Portfolio (99.9% at March 31, 2015). The performance of the Fund is directly affected by the performance of the Portfolio. The financial statements of the Portfolio, including the portfolio of investments, are included elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following is a summary of significant accounting policies of the Fund. The policies are in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). The Fund is an investment company and follows accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946.

A  Investment Valuation — Valuation of securities by the Portfolio is discussed in Note 1A of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

B  Income — The Fund’s net investment income or loss consists of the Fund’s pro-rata share of the net investment income or loss of the Portfolio, less all actual and accrued expenses of the Fund.

C  Federal Taxes — The Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary.

As of March 31, 2015, the Fund had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

D  Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Fund. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Fund maintains with SSBT. All credit balances, if any, used to reduce the Fund’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Use of Estimates — The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G  Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Fund. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. However, the Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Fund enters into agreements with service providers that may contain indemnification clauses. The Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Fund that have not yet occurred.

H  Other — Investment transactions are accounted for on a trade date basis. Dividends to shareholders are recorded on the ex-dividend date.

I  Interim Financial Statements — The interim financial statements relating to March 31, 2015 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Fund’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

13

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

2  Distributions to Shareholders and Income Tax Information

It is the present policy of the Fund to make at least one distribution annually (normally in December) of all or substantially all of its net investment income and to distribute annually all or substantially all of its net realized capital gains. Distributions to shareholders are recorded on the ex-dividend date. Distributions are declared separately for each class of shares. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of the Fund at the net asset value as of the ex-dividend date or, at the election of the shareholder, receive distributions in cash. Distributions to shareholders are determined in accordance with income tax regulations, which may differ from U.S. GAAP. As required by U.S. GAAP, only distributions in excess of tax basis earnings and profits are reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

At September 30, 2014, the Fund had a late year ordinary loss of $3,976,469 which it has elected to defer to the following taxable year pursuant to income tax regulations. Late year ordinary losses represent certain specified losses realized in that portion of a taxable year after October 31 that are treated as ordinary for tax purposes plus ordinary losses attributable to that portion of a taxable year after December 31.

3  Transactions with Affiliates

Eaton Vance Management (EVM) serves as the administrator to the Fund, but receives no compensation. Atlanta Capital Management Company, LLC (Atlanta Capital), the sub-adviser of the Portfolio and an affiliate of EVM, had agreed to reimburse the Fund’s expenses to the extent that total annual operating expenses (relating to ordinary operating expenses only) exceeded 1.25%, 2.00%, 1.00%, 1.50% and 0.92% of the Fund’s average daily net assets for Class A, Class C, Class I, Class R and Class R6, respectively, through January 31, 2015. Pursuant to this agreement, Atlanta Capital reimbursed no expenses for the six months ended March 31, 2015. The Portfolio has engaged Boston Management and Research (BMR), a subsidiary of EVM, to render investment advisory services. See Note 2 of the Portfolio’s Notes to Financial Statements which are included elsewhere in this report.

EVM provides sub-transfer agency and related services to the Fund pursuant to a Sub-Transfer Agency Support Services Agreement. For the six months ended March 31, 2015, EVM earned $39,274 from the Fund pursuant to such agreement, which is included in transfer and dividend disbursing agent fees on the Statement of Operations. The Fund was informed that Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Fund’s principal underwriter, received $13,532 as its portion of the sales charge on sales of Class A shares for the six months ended March 31, 2015. EVD also received distribution and service fees from Class A, Class C and Class R shares (see Note 4) and contingent deferred sales charges (see Note 5).

Trustees and officers of the Fund who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Fund out of the investment adviser fee. Certain officers and Trustees of the Fund and the Portfolio are officers of the above organizations.

4  Distribution Plans

The Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, the Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to the Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the six months ended March 31, 2015 amounted to $1,692,640 for Class A shares.

The Fund also has in effect distribution plans for Class C shares (Class C Plan) and Class R shares (Class R Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class C Plan, the Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class C shares for providing ongoing distribution services and facilities to the Fund. For the six months ended March 31, 2015, the Fund paid or accrued to EVD $877,375 for Class C shares.

The Class R Plan requires the Fund to pay EVD an amount up to 0.50% per annum of its average daily net assets attributable to Class R shares for providing ongoing distribution services and facilities to the Fund. The Trustees of the Trust have currently limited Class R distribution payments to 0.25% per annum of the average daily net assets attributable to Class R shares. For the six months ended March 31, 2015, the Fund paid or accrued to EVD $219,629 for Class R shares.

Pursuant to the Class C and Class R Plans, the Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of its average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the six months ended March 31, 2015 amounted to $292,458 and $219,629 for Class C and Class R shares, respectively.

Distribution and service fees are subject to the limitations contained in the Financial Industry Regulatory Authority’s NASD Conduct Rule 2830(d).

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) of 1% generally is imposed on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within 18 months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based

14

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. For the six months ended March 31, 2015, the Fund was informed that EVD received approximately $1,000 and $4,000 of CDSCs paid by Class A and Class C shareholders, respectively.

6  Investment Transactions

For the six months ended March 31, 2015, increases and decreases in the Fund’s investment in the Portfolio aggregated $165,275,080 and $361,940,706, respectively.

7  Shares of Beneficial Interest

The Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Fund) and classes. Transactions in Fund shares were as follows:

Class A	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	5,570,365	18,414,321
Issued to shareholders electing to receive payments of distributions in Fund shares	1,687,329	472,768
Redemptions	(8,490,516)	(34,888,379)

Net decrease	(1,232,822)	(16,001,290)

Class C	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	345,036	1,081,206
Issued to shareholders electing to receive payments of distributions in Fund shares	281,301	67,172
Redemptions	(1,560,286)	(2,330,843)

Net decrease	(933,949)	(1,182,465)

Class I	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	21,684,073	56,701,871
Issued to shareholders electing to receive payments of distributions in Fund shares	3,916,814	675,410
Redemptions	(29,067,300)	(41,243,314)

Net increase (decrease)	(3,466,413)	16,133,967

Class R	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014

Sales	1,334,479	4,643,737
Issued to shareholders electing to receive payments of distributions in Fund shares	233,299	32,224
Redemptions	(1,330,167)	(1,130,121)

Net increase	237,611	3,545,840

15

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

Class R6	Six Months Ended March 31, 2015 (Unaudited)	Period Ended September 30, 2014(1)

Sales	6,620,691	10,488
Issued to shareholders electing to receive payments of distributions in Fund shares	4,255	—
Redemptions	(66,355)	—

Net increase	6,558,591	10,488

(1)	Class R6 commenced operations on July 1, 2014.

16

SMID-Cap Portfolio

March 31, 2015

Portfolio of Investments (Unaudited)

Common Stocks — 98.6%

Security	Shares	Value

Aerospace & Defense — 1.0%
TransDigm Group, Inc.	276,000	$60,366,720

		$60,366,720

Auto Components — 2.3%
Gentex Corp.	7,673,640	$140,427,612

		$140,427,612

Banks — 5.4%
City National Corp.	1,631,234	$145,310,325
Cullen/Frost Bankers, Inc.	1,239,620	85,632,950
Umpqua Holdings Corp.	5,517,370	94,788,416

		$325,731,691

Capital Markets — 5.7%
Affiliated Managers Group, Inc.(1)	480,985	$103,305,958
Artisan Partners Asset Management, Inc., Class A	1,338,488	60,847,665
SEI Investments Co.	4,104,836	180,982,219

		$345,135,842

Chemicals — 2.3%
Airgas, Inc.	794,223	$84,275,002
RPM International, Inc.	1,190,828	57,147,836

		$141,422,838

Commercial Services & Supplies — 1.2%
Copart, Inc.(1)	2,014,216	$75,674,095

		$75,674,095

Containers & Packaging — 1.8%
AptarGroup, Inc.	1,678,877	$106,642,267

		$106,642,267

Electrical Equipment — 2.6%
Acuity Brands, Inc.	933,261	$156,937,170

		$156,937,170

Electronic Equipment, Instruments & Components — 2.2%
CDW Corp.	1,229,212	$45,775,855
FLIR Systems, Inc.	2,709,466	84,752,096

		$130,527,951

Security	Shares	Value

Energy Equipment & Services — 1.4%
Dril-Quip, Inc.(1)	511,168	$34,958,780
Oceaneering International, Inc.	959,000	51,718,870

		$86,677,650

Health Care Equipment & Supplies — 8.7%
DENTSPLY International, Inc.	3,403,895	$173,224,217
IDEXX Laboratories, Inc.(1)	707,305	109,264,476
STERIS Corp.	690,026	48,488,127
Teleflex, Inc.	807,609	97,583,395
Varian Medical Systems, Inc.(1)	1,049,453	98,743,033

		$527,303,248

Health Care Providers & Services — 2.5%
Henry Schein, Inc.(1)	1,072,761	$149,778,891

		$149,778,891

Household Products — 1.5%
Church & Dwight Co., Inc.	1,059,582	$90,509,495

		$90,509,495

Industrial Conglomerates — 2.6%
Carlisle Cos., Inc.	1,676,389	$155,283,913

		$155,283,913

Insurance — 8.6%
HCC Insurance Holdings, Inc.	4,145,694	$234,936,479
Markel Corp.(1)	368,886	283,658,579

		$518,595,058

IT Services — 5.8%
Broadridge Financial Solutions, Inc.	1,291,696	$71,056,197
Gartner, Inc.(1)	908,381	76,167,747
Jack Henry & Associates, Inc.	1,992,898	139,283,641
WEX, Inc.(1)	596,790	64,071,374

		$350,578,959

Life Sciences Tools & Services — 3.9%
Bio-Rad Laboratories, Inc., Class A(1)	1,158,858	$156,654,425
Mettler-Toledo International, Inc.(1)	245,851	80,798,931

		$237,453,356

Machinery — 8.0%
CLARCOR, Inc.	1,739,874	$114,936,076

17	See Notes to Financial Statements.

SMID-Cap Portfolio

March 31, 2015

Portfolio of Investments (Unaudited) — continued

Security	Shares	Value

Machinery (continued)
Donaldson Co., Inc.	1,664,189	$62,756,567
Graco, Inc.	1,270,279	91,663,333
IDEX Corp.	1,920,653	145,643,117
Pall Corp.	687,594	69,027,562

		$484,026,655

Marine — 2.1%
Kirby Corp.(1)	1,657,882	$124,424,044

		$124,424,044

Media — 3.5%
Morningstar, Inc.	2,843,529	$213,008,757

		$213,008,757

Professional Services — 2.8%
Equifax, Inc.	1,817,305	$169,009,365

		$169,009,365

Real Estate Management & Development — 2.9%
Forest City Enterprises, Inc., Class A(1)	4,111,287	$104,920,044
Jones Lang LaSalle, Inc.	412,920	70,361,568

		$175,281,612

Road & Rail — 2.8%
J.B. Hunt Transport Services, Inc.	1,263,492	$107,895,899
Landstar System, Inc.	894,333	59,294,278

		$167,190,177

Software — 12.2%
ANSYS, Inc.(1)	2,495,304	$220,060,860
Blackbaud, Inc.	2,632,033	124,705,723
FactSet Research Systems, Inc.	734,010	116,854,392
Fair Isaac Corp.	2,065,007	183,207,421
Manhattan Associates, Inc.(1)	1,836,065	92,923,250

		$737,751,646

Specialty Retail — 3.5%
Sally Beauty Holdings, Inc.(1)	6,211,682	$213,495,510

		$213,495,510

Security	Shares	Value

Textiles, Apparel & Luxury Goods — 1.3%
Columbia Sportswear Co.	1,333,141	$81,188,287

		$81,188,287

Total Common Stocks (identified cost $3,794,589,581)		$5,964,422,809

Short-Term Investments — 1.6%

Description	Interest (000’s omitted)	Value
Eaton Vance Cash Reserves Fund, LLC, 0.18%(2)	$96,434	$96,433,546

Total Short-Term Investments (identified cost $96,433,546)		$96,433,546

Total Investments — 100.2% (identified cost $3,891,023,127)		$6,060,856,355

Other Assets, Less Liabilities — (0.2)%		$(12,820,453)

Net Assets — 100.0%		$6,048,035,902

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

(1)	Non-income producing security.

(2)

Affiliated investment company, available to Eaton Vance portfolios and funds, which invests in high quality, U.S. dollar denominated money market instruments. The rate shown is the annualized seven-day yield as of March 31, 2015.

18	See Notes to Financial Statements.

SMID-Cap Portfolio

March 31, 2015

Statement of Assets and Liabilities (Unaudited)

Assets	March 31, 2015
Unaffiliated investments, at value (identified cost, $3,794,589,581)	$5,964,422,809
Affiliated investment, at value (identified cost, $96,433,546)	96,433,546
Dividends receivable	2,596,942
Interest receivable from affiliated investment	13,583
Receivable for investments sold	22,119,209
Total assets	$6,085,586,089

Liabilities
Payable for investments purchased	$33,073,814
Payable to affiliates:
Investment adviser fee	4,304,606
Accrued expenses	171,767
Total liabilities	$37,550,187
Net Assets applicable to investors’ interest in Portfolio	$6,048,035,902

Sources of Net Assets
Investors’ capital	$3,878,202,674
Net unrealized appreciation	2,169,833,228
Total	$6,048,035,902

19	See Notes to Financial Statements.

SMID-Cap Portfolio

March 31, 2015

Statement of Operations (Unaudited)

Investment Income	Six Months Ended March 31, 2015
Dividends	$27,637,074
Interest allocated from affiliated investment	70,178
Expenses allocated from affiliated investment	(7,419)
Total investment income	$27,699,833

Expenses
Investment adviser fee	$24,434,590
Trustees’ fees and expenses	34,000
Custodian fee	438,285
Legal and accounting services	55,223
Miscellaneous	78,656
Total expenses	$25,040,754

Net investment income	$2,659,079

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$171,004,337
Investment transactions allocated from affiliated investment	460
Net realized gain	$171,004,797
Change in unrealized appreciation (depreciation) —
Investments	$602,012,524
Net change in unrealized appreciation (depreciation)	$602,012,524

Net realized and unrealized gain	$773,017,321

Net increase in net assets from operations	$775,676,400

20	See Notes to Financial Statements.

SMID-Cap Portfolio

March 31, 2015

Statements of Changes in Net Assets

Increase (Decrease) in Net Assets	Six Months Ended March 31, 2015 (Unaudited)	Year Ended September 30, 2014
From operations —
Net investment income	$2,659,079	$4,519,707
Net realized gain from investment transactions	171,004,797	201,450,114
Net change in unrealized appreciation (depreciation) from investments	602,012,524	134,347,992
Net increase in net assets from operations	$775,676,400	$340,317,813
Capital transactions —
Contributions	$166,548,720	$536,641,842
Withdrawals	(364,492,461)	(497,203,096)
Net increase (decrease) in net assets from capital transactions	$(197,943,741)	$39,438,746

Net increase in net assets	$577,732,659	$379,756,559

Net Assets
At beginning of period	$5,470,303,243	$5,090,546,684
At end of period	$6,048,035,902	$5,470,303,243

21	See Notes to Financial Statements.

SMID-Cap Portfolio

March 31, 2015

Supplementary Data

	Six Months Ended March 31, 2015 (Unaudited)		Year Ended September 30,
Ratios/Supplemental Data			2014	2013	2012	2011	2010
Ratios (as a percentage of average daily net assets):
Expenses(1)(2)	0.87	%(3)	0.87%	0.89%	0.94%	0.95%	0.95%
Net investment income (loss)	0.09	%(3)	0.08%	0.12%	(0.14)%	(0.26)%	(0.36)%
Portfolio Turnover	7	%(4)	11%	9%	6%	19%	20%

Total Return	14.50	%(4)	6.53%	29.07%	29.50%	3.98%	12.05%

Net assets, end of period (000’s omitted)	$6,048,036		$5,470,303	$5,090,547	$3,071,370	$1,397,652	$574,748

(1)

The investment adviser waived a portion of its investment adviser fee and/or subsidized, certain operating expenses (equal to 0.04% and 0.12% of average daily net assets for the years ended September 30, 2011 and 2010, respectively). A portion of the waiver and subsidy was borne by the sub-adviser. Absent this waiver and/or subsidy, total return would be lower.

(2)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

(3)	Annualized.

(4)	Not annualized.

22	See Notes to Financial Statements.

SMID-Cap Portfolio

March 31, 2015

Notes to Financial Statements (Unaudited)

1  Significant Accounting Policies

SMID-Cap Portfolio (the Portfolio) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as a diversified, open-end management investment company. The Portfolio’s investment objective is to seek long-term capital growth. The Declaration of Trust permits the Trustees to issue interests in the Portfolio. At March 31, 2015, Eaton Vance Atlanta Capital SMID-Cap Fund held a 99.9% interest in the Portfolio.

The following is a summary of significant accounting policies of the Portfolio. The policies are in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP). The Portfolio is an investment company and follows accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Equity Securities. Equity securities listed on a U.S. securities exchange generally are valued at the last sale or closing price on the day of valuation or, if no sales took place on such date, at the mean between the closing bid and asked prices therefore on the exchange where such securities are principally traded. Equity securities listed on the NASDAQ Global or Global Select Market generally are valued at the NASDAQ official closing price. Unlisted or listed securities for which closing sales prices or closing quotations are not available are valued at the mean between the latest available bid and asked prices.

Affiliated Fund. The Portfolio may invest in Eaton Vance Cash Reserves Fund, LLC (Cash Reserves Fund), an affiliated investment company managed by Eaton Vance Management (EVM). The value of the Portfolio’s investment in Cash Reserves Fund reflects the Portfolio’s proportionate interest in its net assets. Cash Reserves Fund generally values its investment securities utilizing the amortized cost valuation technique in accordance with Rule 2a-7 under the 1940 Act. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If amortized cost is determined not to approximate fair value, Cash Reserves Fund may value its investment securities based on available market quotations provided by a third party pricing service.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Portfolio in a manner that fairly reflects the security’s value, or the amount that the Portfolio might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable companies or entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the company’s or entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost.

C  Income — Dividend income is recorded on the ex-dividend date for dividends received in cash and/or securities. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

D  Federal Taxes — The Portfolio has elected to be treated as a partnership for federal tax purposes. No provision is made by the Portfolio for federal or state taxes on any taxable income of the Portfolio because each investor in the Portfolio is ultimately responsible for the payment of any taxes on its share of taxable income. Since at least one of the Portfolio’s investors is a regulated investment company that invests all or substantially all of its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements (under the Internal Revenue Code) in order for its investors to satisfy them. The Portfolio will allocate, at least annually among its investors, each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains and any other items of income, gain, loss, deduction or credit.

As of March 31, 2015, the Portfolio had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. The Portfolio files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Portfolio. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance the Portfolio maintains with SSBT. All credit balances, if any, used to reduce the Portfolio’s custodian fees are reported as a reduction of expenses in the Statement of Operations.

F  Use of Estimates — The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

G  Indemnifications — Under the Portfolio’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Portfolio. Under Massachusetts law, if certain conditions prevail, interestholders in the Portfolio could be deemed to have personal liability for the obligations of the Portfolio. However, the Portfolio’s Declaration of Trust contains an express disclaimer of

23

SMID-Cap Portfolio

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

liability on the part of Portfolio interestholders and the By-laws provide that the Portfolio shall assume the defense on behalf of any Portfolio interestholder. Moreover, the By-laws also provide for indemnification out of Portfolio property of any interestholder held personally liable solely by reason of being or having been an interestholder for all loss or expense arising from such liability. Additionally, in the normal course of business, the Portfolio enters into agreements with service providers that may contain indemnification clauses. The Portfolio’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Portfolio that have not yet occurred.

H  Interim Financial Statements — The interim financial statements relating to March 31, 2015 and for the six months then ended have not been audited by an independent registered public accounting firm, but in the opinion of the Portfolio’s management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial statements.

2  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of EVM, as compensation for management and investment advisory services rendered to the Portfolio. Pursuant to the investment advisory agreement and subsequent fee reduction agreement between the Portfolio and BMR, the fee is computed at an annual rate of 1.00% of the Portfolio’s average daily net assets up to $500 million, 0.9375% on net assets of $500 million but less than $1 billion, 0.875% on net assets of $1 billion but less than $2.5 billion, 0.8125% on net assets of $2.5 billion but less than $5 billion, 0.75% on net assets of $5 billion but less than $7.5 billion and 0.73% on net assets of $7.5 billion and over, and is payable monthly. The fee reduction cannot be terminated or reduced without the approval of a majority vote of the Trustees of the Portfolio who are not interested persons of BMR or the Portfolio and by the vote of a majority of the holders of interest in the Portfolio. For the six months ended March 31, 2015, the Portfolio’s investment adviser fee amounted to $24,434,590 or 0.85% (annualized) of the Portfolio’s average daily net assets. Pursuant to a sub-advisory agreement, BMR pays Atlanta Capital Management Company, LLC (Atlanta Capital), an affiliate of EVM, a portion of its adviser fee for sub-advisory services provided to the Portfolio. The Portfolio invests its cash in Cash Reserves Fund. EVM does not currently receive a fee for advisory services provided to Cash Reserves Fund.

Trustees and officers of the Portfolio who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Portfolio out of the investment adviser fee. Trustees of the Portfolio who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the six months ended March 31, 2015, no significant amounts have been deferred. Certain officers and Trustees of the Portfolio are officers of the above organizations.

3  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, aggregated $404,207,036 and $558,743,993, respectively, for the six months ended March 31, 2015.

4  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of the Portfolio at March 31, 2015, as determined on a federal income tax basis, were as follows:

Aggregate cost	$3,895,179,459

Gross unrealized appreciation	$2,185,577,991
Gross unrealized depreciation	(19,901,095)

Net unrealized appreciation	$2,165,676,896

5  Line of Credit

The Portfolio participates with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks, which is in effect through September 7, 2015. Borrowings are made by the Portfolio solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to the Portfolio based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Portfolio, it may be unable to borrow some or all of its requested amounts at any particular time. The Portfolio did not have any significant borrowings or allocated fees during the six months ended March 31, 2015.

24

SMID-Cap Portfolio

March 31, 2015

Notes to Financial Statements (Unaudited) — continued

6  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At March 31, 2015, the hierarchy of inputs used in valuing the Portfolio’s investments, which are carried at value, were as follows:

Asset Description	Level 1		Level 2	Level 3	Total

Common Stocks	$5,964,422,809	*	$—	$—	$5,964,422,809
Short-Term Investments	—		96,433,546	—	96,433,546

Total Investments	$5,964,422,809		$96,433,546	$—	$6,060,856,355

*	The level classification by major category of investments is the same as the category presentation in the Portfolio of Investments.

The Portfolio held no investments or other financial instruments as of September 30, 2014 whose fair value was determined using Level 3 inputs. At March 31, 2015, there were no investments transferred between Level 1 and Level 2 during the six months then ended.

25

Eaton Vance

Atlanta Capital SMID-Cap Fund

March 31, 2015

Officers and Trustees

Officers of Eaton Vance Atlanta Capital SMID-Cap Fund

Payson F. Swaffield

President

Maureen A. Gemma

Vice President, Secretary and Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Officers of SMID-Cap Portfolio

Thomas E. Faust Jr.

President

Maureen A. Gemma

Vice President, Secretary and Chief Legal Officer

James F. Kirchner

Treasurer

Paul M. O’Neil

Chief Compliance Officer

Trustees of Eaton Vance Atlanta Capital SMID-Cap Fund and SMID-Cap Portfolio

Ralph F. Verni

Chairman

Scott E. Eston

Thomas E. Faust Jr.*

Cynthia E. Frost

George J. Gorman

Valerie A. Mosley

William H. Park

Ronald A. Pearlman

Helen Frame Peters

Susan J. Sutherland

Harriett Tee Taggart

*	Interested Trustee

26

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

27

This Page Intentionally Left Blank

Investment Adviser of SMID-Cap Portfolio

Boston Management and Research

Two International Place

Boston, MA 02110

Sub-Adviser of SMID-Cap Portfolio

Atlanta Capital Management Company, LLC

1075 Peachtree Street NE

Suite 2100

Atlanta, GA 30309

Administrator of Eaton Vance Atlanta Capital SMID-Cap Fund

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

State Street Financial Center, One Lincoln Street

Boston, MA 02111

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

7726 3.31.15